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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    November 16, 1998



                               WESTERN BEEF, INC.
             (Exact name of registrant as specified in its charter)


Delaware                             0-4485                     13-3266114
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                Identification No.)
incorporation)



47-05 Metropolitan Avenue, Ridgewood, New York                    11385

(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (718) 417-3770

                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 5.  Other Events

         On November 16, 1998, Western Beef, Inc. (the "Company") received an unsolicited proposal from Cactus Acquisition, Inc. ("Cactus") to acquire all of the outstanding capital stock of the Company not currently owned by Cactus and its affiliates for a price of $7.50 per share in cash. In response, the Company's Board of Directors appointed a Special Committee of the Board of Directors to determine the advisability and fairness of the Cactus proposal to the Company's stockholders other than Cactus and its affiliates. The press release announcing the Company's receipt of the Cactus proposal and the appointment of the Special Committee is attached hereto as Exhibit 99.1 and is incorporated by reference herein.




Item 7.  Financial Statements and Exhibits



         (a)  Financial Statements of businesses acquired:

                  None.



         (b) Pro Forma financial information:

                  None.



         (c)  Exhibits:

                  99.1 Press Release of Western Beef, Inc. dated November 16, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WESTERN BEEF, INC.



                                      BY: /s/ Peter Castellana, Jr.
                                         ___________________________________
                                         Name:  Peter Castellana, Jr.
                                         Title: President



November 18, 1998




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                                  EXHIBIT INDEX

Exhibit
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99.1     Press Release of Western Beef, Inc. dated November 16, 1998.


                                                             EXHIBIT 99.1